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                                                               EXECUTION VERSION

                       INTERSTATE POWER AND LIGHT COMPANY

                              (an Iowa corporation)

                    7.10% SERIES C CUMULATIVE PREFERRED STOCK

                               PURCHASE AGREEMENT

                            Dated: September 9, 2003

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                                TABLE OF CONTENTS

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SECTION 1.  Representations and Warranties...................................................2

      (a)   Representations and Warranties by the Company....................................2

            (i)     Compliance with Registration Requirements................................2

            (ii)    Incorporated Documents...................................................3

            (iii)   Independent Accountants..................................................3

            (iv)    Financial Statements.....................................................4

            (v)     No Material Adverse Change in Business...................................4

            (vi)    Good Standing of the Company.............................................4

            (vii)   No Significant Subsidiaries..............................................4

            (viii)  Capitalization...........................................................4

            (ix)    Authorization of Agreement...............................................5

            (x)     Authorization of the Articles of Amendment and the Securities............5

            (xi)    Description of the Articles of Amendment and the Securities..............5

            (xii)   Absence of Defaults and Conflicts........................................5

            (xiii)  Absence of Labor Dispute.................................................6

            (xiv)   Absence of Proceedings...................................................6

            (xv)    Accuracy of Exhibits.....................................................7

            (xvi)   Absence of Further Requirements..........................................7

            (xvii)  Possession of Licenses and Permits.......................................7

            (xviii) Title to Property........................................................8

            (xix)   Investment Company Act...................................................8

            (xx)    Environmental Laws.......................................................8

      (b)   Officer's Certificates...........................................................9

                                       i

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SECTION 2.  Sale and Delivery to Merrill Lynch; Closing......................................9

      (a)   The Securities...................................................................9

      (b)   Payment..........................................................................9

      (c)   Denominations; Registration......................................................9

SECTION 3.  Covenants of the Company.........................................................9

      (a)   Compliance with Securities Regulations and Commission Requests...................9

      (b)   Filing of Amendments............................................................10

      (c)   Delivery of Registration Statements.............................................10

      (d)   Delivery of Prospectuses........................................................10

      (e)   Continued Compliance with Securities Laws.......................................10

      (f)   Blue Sky Qualifications.........................................................11

      (g)   Rule 158........................................................................11

      (h)   Use of Proceeds.................................................................11

      (i)   Listing.........................................................................11

      (j)   Restriction on Sale of Securities...............................................11

      (k)   Reporting Requirements..........................................................11

      (l)   1935 Act Filings................................................................12

      (m)   Rating of Securities............................................................12

      (n)   DTC.............................................................................12

      (o)   Compliance with Regulatory Approvals............................................12

SECTION 4.  Payment of Expenses.............................................................12

      (a)   Expenses........................................................................12

      (b)   Termination of Agreement........................................................13

SECTION 5.  Conditions of Merrill Lynch's Obligations.......................................13

      (a)   Effectiveness of Registration Statement.........................................13

                                       ii

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
      (b)   Opinion of Counsel for Company..................................................13

      (c)   Opinion of Counsel for Merrill Lynch............................................13

      (d)   Officers' Certificate...........................................................14

      (e)   Accountant's Comfort Letter.....................................................14

      (f)   Bring-down Comfort Letter.......................................................14

      (g)   Maintenance of Rating...........................................................14

      (h)   Additional Documents............................................................14

      (i)   Termination of Agreement........................................................15

SECTION 6.  Indemnification.................................................................15

      (a)   Indemnification of Merrill Lynch................................................15

      (b)   Indemnification of Company, Directors and Officers..............................16

      (c)   Actions against Parties; Notification...........................................16

      (d)   Settlement without Consent if Failure to Reimburse..............................17

SECTION 7.  Contribution....................................................................17

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery..................18

SECTION 9.  Termination of Agreement........................................................18

      (a)   Termination; General............................................................18

      (b)   Liabilities.....................................................................19

SECTION 10. Intentionally Omitted...........................................................19

SECTION 11. Tax Disclosure..................................................................19

SECTION 12. Notices.........................................................................19

SECTION 13. Parties.........................................................................20

SECTION 14. Governing Law and Time..........................................................20

SECTION 15. Effect of Headings..............................................................20

SECTION 16. Counterparts....................................................................20

                                      iii

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SCHEDULES

      Schedule A - List of Underwriters
      Schedule B - Pricing Information

EXHIBITS

      Exhibit A - Form of Articles of Amendment
      Exhibit B - Form of Security
      Exhibit C - Form of Opinion of Company's Counsel
      Exhibit D - Form of Opinion of Company's In-House Counsel

                                       iv

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                       INTERSTATE POWER AND LIGHT COMPANY
                              (an Iowa corporation)

                                1,600,000 SHARES
                    7.10% SERIES C CUMULATIVE PREFERRED STOCK

                               PURCHASE AGREEMENT

                                                               September 9, 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     Interstate Power and Light Company, an Iowa corporation (the "Company"), confirms its agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), with respect to the issue and sale by the Company and the purchase by Merrill Lynch, of the number of shares of 7.10% Series C Cumulative Preferred Stock, par value $0.01 per share, of the Company (the "Securities"), set forth on Schedule A hereto. The Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Company's transfer agent and DTC.

     The Company understands that Merrill Lynch proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-104273) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto (or such preliminary prospectus or preliminary supplemental prospectus) as may be required under the 1933 Act and the 1933 Act Regulations, and each such post-effective amendment has been declared effective by the Commission. Such registration statement is referred to herein as the "Registration Statement;" and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to Merrill Lynch by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended

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(the "1934 Act"), filed prior to the applicable date; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted the information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to Merrill Lynch by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference, as of such applicable date, in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to the Registration Agreement, amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference, as of such applicable date, in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with Merrill Lynch, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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     therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment thereto).

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to Merrill Lynch for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents.

               (1) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (2) The description of regulatory matters to which the Company is subject, as disclosed in the Company's filings with the Commission under the 1934 Act and the 1934 Act Regulations and as incorporated by reference into the Registration Statement, is true and correct in all material respects, except to the extent such description in any specific filing has been superseded, updated or supplemented by such description in a subsequent filing under the 1934 Act or the 1934 Act Regulations made prior to the date hereof or by such description in the Prospectus.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

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          (iv) Financial Statements. The financial statements included in the
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in common equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business nor has there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, and (C) except for regular dividends on the common stock, par value $2.50 per share, of the Company and the 8.375% Series B Cumulative Preferred Stock, $0.01 par value per share, of the Company in amounts per share that are consistent with past practice or the terms of the 8.375% Series B Cumulative Preferred Stock, as the case may be, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Iowa and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) No Significant Subsidiaries. The Company has no "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) Capitalization. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in

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     violation of the preemptive or other similar rights of any securityholder of the Company. Except for 6,000,000 shares of the Company's 8.375% Series B Cumulative Preferred Stock, all of the issued and outstanding shares of capital stock of the Company are, and immediately prior to the Closing Time will be, owned directly by Alliant Energy Corporation, a Wisconsin corporation (the "Parent"), free and clear of all liens, encumbrances, equities or claims. The Parent is a "holding company" and the Company is a "subsidiary" of a "holding company" as such terms are defined under the Public Utility Holding Company Act of 1935, as amended. Immediately prior to the Closing Time, the Company will have a total of 16,000,000 authorized shares of preferred stock, 6,000,000 of which will be designated as 8.375% Series B Cumulative Preferred Stock pursuant to the Articles of Amendment dated December 18, 2002, 1,600,000 of which will be designated as 7.10% Series C Cumulative Preferred Stock pursuant to the Articles of Amendment (defined in clause (x) below) and 8,400,000 of which will be "blank-check" preferred. Immediately prior to the Closing Time, none of the Company's authorized preferred stock will be outstanding except for 6,000,000 shares of 8.375% Series B Cumulative Preferred Stock.

          (ix) Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization of the Articles of Amendment and the Securities. The Articles of Amendment to the Company's Restated Articles of Incorporation, substantially in the form set forth in Exhibit A (the "Articles of Amendment"), relating to the Securities, substantially in the form set forth in Exhibit B, and the issuance and sale of the Securities to Merrill Lynch pursuant to this Agreement have been duly authorized by the Company. Upon filing of the Articles of Amendment with the Secretary of State of the State of Iowa, the Securities will be duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein and in accordance with the terms of the Articles of Amendment, will be validly issued, fully paid and nonassessable, will be in the form which complies with the laws of the State of Iowa and will have the rights, preferences, privileges and restrictions set forth in the Articles of Amendment.

          (xi) Description of the Articles of Amendment and the Securities. The Articles of Amendment and the Securities will conform in the respective material respects to all statements relating thereto contained in the Prospectus and will be in substantially the respective forms set forth as Exhibits A and B hereto; the description of the Securities in the Prospectus conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Articles of Amendment and the Securities, the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (x) the charter or by-laws of the Company or any of its subsidiaries (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for any such violations with respect to this clause (y) as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xiii) Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiv) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (A) the properties or assets of the Company and its subsidiaries or (B) the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required except that this Agreement will be filed as an exhibit to a Current Report on Form 8-K which shall be filed with the Commission in accordance with the 1934 Act and the 1934 Act Regulations prior to the filing of the Prospectus.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement or for the due execution and filing with the Secretary of State of the State of Iowa of the Articles of Amendment by the Company, except (A) such as have been already obtained, (B) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws,
     (C) such as may be required by the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), solely with respect to filings required to be made with the Commission subsequent to the Closing Time (such 1935 Act filings to be made by the Company) and (D) the filing of the Articles of Amendment with the Secretary of State of the State of Iowa, which filing shall have occurred on or prior to the Closing Time.

          (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Without limiting the foregoing, the Company has received final orders of the Illinois Commerce Commission, dated December 11, 2002, and the Minnesota Public Utilities Commission, dated March 28, 2003 (as amended August 7, 2003), and the approval, dated December 12, 2003, of the Commission under the 1935 Act authorizing the issuance of the Securities and such issuance is in compliance with the terms and conditions of such orders and approval. Such orders and approval are in full force and effect and have not been amended supplemented or otherwise modified. No proceeding to review, suspend, limit, modify, restrict or revoke any such order or approval has been instituted.

          (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

          (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Merrill Lynch; Closing.

     (a) The Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Merrill Lynch, and Merrill Lynch agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite its name.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Company at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch of certificates for the Securities to be purchased by Merrill Lynch.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations as Merrill Lynch may request in writing at least two full business days before the Closing Time and registered in the name of Cede & Co., as nominee of DTC.

     SECTION 3. Covenants of the Company . The Company covenants with Merrill Lynch as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify Merrill Lynch immediately and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The

     Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for Merrill Lynch, without charge, copies (one of which shall be manually signed) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies (one of which shall be manually signed) of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered or will deliver to Merrill Lynch, without charge, as many copies of each preliminary prospectus and final prospectus as Merrill Lynch reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Merrill Lynch, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as Merrill Lynch may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Merrill Lynch may designate and to maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for such period.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange no later than 30 days after the date hereof.

          (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of preferred stock of the Company or any securities convertible into or exercisable or exchangeable for preferred stock of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of preferred stock of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) 1935 Act Filings. The Company shall timely file all notifications, forms and reports that m.ay be required under the 1935 Act so as to permit the completion of the distribution and sale of the Securities as contemplated in this Agreement and in the Prospectus..

          (m) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

          (n) DTC. The Company will cooperate with Merrill Lynch and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

          (o) Compliance with Regulatory Approvals. The Company will comply with the terms and conditions of the final orders of the Illinois Commerce Commission and the Minnesota Public Utilities Commission and the approval of the Commission under the 1935 Act issued on December 11, 2002, March 28, 2003 (as amended August 7, 2003) and December 12, 2002, respectively, as such orders are amended from time to time until superseded, and shall timely file all notifications, forms and reports that may be required in connection therewith so as to permit the completion of the distribution and sale of the Securities as contemplated in this Agreement and in the Prospectus.

          SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the reproduction and delivery to Merrill Lynch of this Agreement, the Articles of Amendment and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to Merrill Lynch, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Merrill Lynch and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to Merrill Lynch of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) any fees payable in connection with the rating of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch (provided that such out-of-pocket expenses, fees and disbursements do not exceed $200,000).

     SECTION 5. Conditions of Merrill Lynch's Obligations. The obligations of Merrill Lynch hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Merrill Lynch. A prospectus containing the information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner, counsel for the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch, to the effect set forth in Exhibit C hereto. At the Closing Time, Merrill Lynch shall have received the favorable opinion regarding certain state and local regulatory matters, dated as of the Closing Time, of Barbara J. Swan, Executive Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch, to the effect set forth in Exhibit D hereto. In rendering such opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

          (c) Opinion of Counsel for Merrill Lynch. At the Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for Merrill Lynch. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, nor has there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change or any developments involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-down Comfort Letter. At the Closing Time, Merrill Lynch shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least "Baa3" by Moody's and "BBB-" by S&P, and the Company shall have delivered to Merrill Lynch a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to Merrill Lynch, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's debt securities.

          (h) Additional Documents. At the Closing Time, counsel for Merrill Lynch shall have been furnished with such documents and opinions (including but not limited to those referenced above) as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for Merrill Lynch.

          (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Merrill Lynch. The Company agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further that this indemnity agreement shall not inure to the benefit of Merrill Lynch or any person who controls Merrill Lynch on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus (exclusive of the documents incorporated by reference therein) shall not have been given or sent by Merrill Lynch with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to Merrill Lynch.

     (b) Indemnification of Company, Directors and Officers. Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled to, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Merrill Lynch shall have the right to employ one counsel (in addition to local counsel) to represent it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Merrill Lynch against the Company under this Section 6 if, in the reasonable judgment of Merrill Lynch, either (i) there is an actual or potential conflict between the position of the Company on the one hand and Merrill Lynch on the other hand or (ii) there may be defenses available to it that are different from or additional to those available to the Company (in any of which events the Company shall not have the right to direct the defense of such action on behalf of Merrill Lynch with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Merrill Lynch on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Merrill Lynch on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and Merrill Lynch on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Merrill Lynch.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Intentionally Omitted.

     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to it at 4 World Financial Center, New York, New York 10080, attention of Karl Fritz Schlopy; and notices to the Company shall be directed to it at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, attention of Thomas
L. Hanson.

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon Merrill Lynch and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A BREACH HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                         Very truly yours,

                                         INTERSTATE POWER AND LIGHT COMPANY


                                         By: /s/ Thomas L. Hanson
                                             -----------------------------------
                                             Name:  Thomas L. Hanson
                                             Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED


By:  /s/ Karl F. Schlopy
     -----------------------------------------
        Authorized Signatory   Karl F. Schlopy
                               Director

                                   SCHEDULE A

                                                                       Number of
                                                                      Securities
                                                                      ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated.................    1,600,000

                                   SCHEDULE B

     The initial public offering price per share for the Securities shall be $25.00. The purchase price per share for the Securities to be paid by Merrill Lynch shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share.